UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements with Certain Officers.
Executive Change in Control Retention Plan.

On August 21, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) adopted the Semtech Corporation Executive Change in Control Retention Plan (the “CIC Plan”) and approved the participation in the CIC Plan of the Company’s named executive officers, excluding Mr. Maheswaran, and certain other executives of the Company. Effective as of the date of its adoption, the CIC Plan supersedes and replaces in its entirety the Semtech Corporation Executive Change in Control Retention Plan, which was scheduled to expire on December 19, 2019 (the “Prior CIC Plan”). The terms of the CIC Plan are described below and are substantially the same as the terms of the Prior CIC Plan.

The CIC Plan is designed to provide incentives for eligible persons to exert maximum efforts for the Company’s success, and to retain those persons, even in the face of a potential “Change in Control” (as defined in the CIC Plan). The Compensation Committee will administer the CIC Plan. Eligible persons under the CIC Plan are limited to certain executives of the Company who are designated by the Compensation Committee as eligible to participate in the CIC Plan.

The CIC Plan provides for certain severance benefits if the participant’s employment with the Company terminates in certain circumstances in connection with a Change in Control. If the CIC Plan participant’s employment is terminated by the Company other than for “Cause” (as defined in the CIC Plan) or by the participant for “Good Reason” (as defined in the CIC Plan), in either case during a “Change in Control Window” (as defined below) and other than due to the participant’s death or disability, the participant will receive the following benefits:

•
a severance benefit equal to (A) one times the sum of the participant’s annual base salary rate (at the highest annual rate during the six-month period prior to the Change in Control) plus the participant’s target bonus amount (equal to the greater of the target bonus for the fiscal year in which the participant’s employment with the Company terminates or the immediately preceding fiscal year), and (B) a pro-rata target bonus (based on the portion of the year the participant was employed by the Company) for the fiscal year in which the participant’s employment with the Company terminates;

•	payment or reimbursement of the participant’s premiums to continue coverage under COBRA for up to 12 months;

•	pursuant to the terms of the Semtech Executive Compensation Plan, accelerated vesting of any unvested account balance under such plan; and

•
unless otherwise provided for in the applicable award agreement or CIC Plan participation agreement (the “Participation Agreement”), accelerated vesting of any unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the award is subject only to time-based vesting conditions following a Change in Control (as described below)).

As defined in the CIC Plan, a “Change in Control Window” is the period (i) beginning on the earlier of (a) 90 days prior to a Change in Control or (b) the execution of a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms, would constitute a Change in Control (provided that the transaction with the party to the definitive agreement is actually consummated within one year following the execution of such definitive agreement and such transaction actually constitutes a Change in Control), and (ii) ending on the second anniversary of such Change in Control. “Change in Control” means a change in control of the Company, as more specifically defined in the CIC Plan.

A CIC Plan participant’s right to receive the severance benefits described above is contingent on the participant providing a general release of claims in favor of the Company and the participant complying with certain restrictive covenants in favor of the Company.

The CIC Plan does not include a tax “gross-up” provision. Instead, if any payment or benefit received by a participant in the CIC Plan in connection with a change in control of the Company would have been subject to an excise tax imposed on “excess parachute payments” under Sections 280G and 4999 of the U.S. Internal Revenue Code (the “Excise Tax”), such payments and benefits will either be reduced (but not below zero) as necessary to avoid the participant incurring any such Excise Tax or be paid in full (with the participant paying any Excise Tax due), whichever places the participant in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax).

Under the CIC Plan, upon the occurrence of a Change in Control and unless otherwise expressly provided for in an applicable award agreement or a participant’s Participation Agreement, as to any then outstanding and unvested Company equity awards that are subject to performance-based vesting conditions, the number of shares or units subject to the award will be adjusted to equal the “target” number of shares or units subject to the award, and such adjusted equity award will remain subject to any time-based vesting requirements under the original terms of the award (and will be subject to any accelerated vesting with respect to time-based vesting equity awards as described above).

Unless extended by the Board or the Compensation Committee, the CIC Plan will automatically terminate on August 21, 2024, provided that (a) if a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms, would constitute a Change in Control is entered into before such date, the term of the CIC Plan will not terminate earlier than the first anniversary of the date such definitive agreement is entered into, and (b) if a Change in Control occurs during the term of the CIC Plan (as it may be extended if a definitive agreement is entered into as described above), the term of the CIC Plan will be automatically extended so it will not terminate earlier than the second anniversary of the Change in Control. The Company (acting through the Board or the Compensation Committee) may amend or terminate the CIC Plan at any time, but no amendment or termination that occurs within a Change in Control Window will apply to a participant until the later of (i) the expiration of such Change in Control Window or (ii) three months after the Compensation Committee provides the participant with written notice of such amendment or termination, unless the participant consents to the amendment or termination or the amendment or termination does not adversely affect the participant. In addition, no amendment or termination of the CIC Plan will affect a participant’s right to benefits under the plan as to a termination of the participant’s employment that occurred prior to such plan amendment or termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	August 27, 2019	By:	/s/ Emeka N. Chukwu
Emeka N. Chukwu
Executive Vice President and Chief Financial Officer